EXHIBIT 7.01

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Common Shares, par value $2.00 per share, of The Cronos Group is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: March 12, 2007

FORTIS BANK S.A./N.V.

By:  /s/ Adam DiMartino
Name: Adam DiMartino
Title: Attorney-in-fact

FB TRANSPORTATION CAPITAL LLC

By:  /s/ Adam DiMartino
Name: Adam DiMartino
Title: Attorney-in-fact

CRX ACQUISITION LTD.

By:  /s/ Adam DiMartino
Name: Adam DiMartino
Title: Attorney-in-fact